EXHIBIT 1.2

NUMBER:	498945

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that
ENTOURAGE HOLDINGS LTD.

has this day changes its name
ENTOURAGE MINING LTD.

[SEAL]	Issued under my hand at Victoria, British Columbia on June 25, 1996
/s/ John S. Powell John S. Powell Registrar of Companies

I CERTIFY THIS IS A COPY OF A DOCUMENT FILED ON

JUN 25 1996	Certificate of Incorporation Number 498945
/s/ John S. Powell John S. Powell Registrar of Companies Province of British Columbia

FORM 21 (Section 371)
COMPANY ACT
SPECIAL RESOLUTION

The following Special Resolutions were passed by the undermentioned Company on the date stated:

Name of Company:	ENTOURAGE HOLDINGS LTD.
Date Resolutions Passed:	June 14, 1996
Resolutions:

BE IT RESOLVED as a Special Resolution that:

(a)   the name of the Company be changed from Entourage Holdings Ltd. to Entourage Mining Ltd. or such other name as the Board of Directors may approve; and

(b)   the Memorandum and Articles of the Company be altered accordingly, wherever the name of the Company appears therein.

The altered Memorandum is attached.

CERTIFIED A TRUE COPY this 17th day of June, 1996.

/s/ Brett A. Kagetsu BRETT A. KAGETSU
Solicitor (Relationship to Company)

"COMPANY ACT"

ENTOURAGE MINING LTD.

ALTERED MEMORANDUM

(As altered by the Special Resolutions passed June 14, 1996)

1.   The name of the Company is ENTOURAGE MINING LTD.

2.   The authorized capital of the Company consists of TWENTY MILLION (20,000,000) common shares without par value.